UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 23, 2020

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS,Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments and Departures

On December 23, 2020, GIP III Stetson I, L.P. (“GIP III”), in its capacity as the sole member of EnLink Midstream Manager, LLC (the “Manager”), the managing member of EnLink Midstream, LLC (“ENLC”), appointed Richard P. Schifter and Scott E. Telesz as directors to serve on the Board of Directors of the Manager (the “Manager Board”).

Mr. Schifter was designated by TPG VII Management, LLC (“TPG Management”) to serve on the Manager Board pursuant to the Amended and Restated Board Representation Agreement, dated as of January 25, 2019, by and among ENLC, the Manager, GIP III, and TPG Management (the “Board Representation Agreement”). Pursuant to the Board Representation Agreement, TPG Management has the right to appoint one member to the Manager Board based on (i) Enfield Holdings, L.P. (“Enfield”) and its affiliates maintaining certain ownership levels of Series B Cumulative Convertible Preferred Units representing limited partner interests in EnLink Midstream Partners, LP (“ENLK Series B Units”) and/or common units representing limited liability company interests in ENLC; and (ii) Enfield remaining an affiliate of TPG Capital, L.P.

Mr. Schifter, as a TPG Management designee to the Manager Board, will not receive any separate compensation for his service as a director. Mr. Schifter will not sit on any committee of the Manager Board. Mr. Schifter will replace Christopher Ortega, a Partner of TPG Capital, who was TPG Management’s previous designee under the Board Representation Agreement and has served as a director on the Manager Board since January 2019 and on the board of directors of the general partner of EnLink Midstream Partners, LP since January 2016. Mr. Ortega’s resignation from the Manager Board will be effective at the time Mr. Schifter joins the Manager Board. Mr. Ortega’s resignation did not result from a disagreement with the Manager.

Mr. Telesz, an Operating Partner of Global Infrastructure Partners (“GIP”), will not receive any separate compensation for his service as a director. Mr. Telesz will not sit on any committee of the Manager Board. Mr. Telesz will replace William A. Woodburn, a Founding Partner of GIP, who has served as a director on the Manager Board since July 2018. Mr. Woodburn’s resignation from the Manager Board will be effective at the time Mr. Telesz joins the Manager Board. Mr. Woodburn’s resignation did not result from a disagreement with the Manager.

Biographical information for each of the new directors is set forth below:

Richard P. Schifter, 67, is a senior advisor of TPG, a leading global private investment firm. He was a partner at TPG from 1994 through 2013. Prior to joining TPG, he was a partner at the law firm of Arnold & Porter in Washington, D.C. He joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the board of directors of LPL Financial Holdings Inc., Avianca Holdings, S.A. and ProSight Global, Inc. Mr. Schifter is also a member of the board of overseers of the University of Pennsylvania Law School. He received a Bachelor of Arts with distinction from George Washington University and a Juris Doctor cum laude from the University of Pennsylvania Law School.

Scott E. Telesz, 53, is currently an Operating Partner of GIP and has over 25 years of experience in the manufacturing industry. Prior to joining GIP in August 2018, Mr. Telesz spent 8 years as an executive at Praxair, an industrial gas manufacturing company, most recently as executive vice president in charge of Praxair’s U.S. atmospheric gases businesses, Canada and surface technologies from 2014 until May 2018. Before joining Praxair, Mr. Telesz spent 12 years at GE/SABIC where he ran various electrical products and plastics businesses. Mr. Telesz currently serves on the board of directors of Hess Midstream Partners GP LLC, and of Edinburgh Airport. Mr. Telesz also serves on the Board of Visitors of Duke University’s Pratt School of Engineering. He earned a Bachelor of Science in electrical engineering from Duke University in 1989 and a Master of Business Administration from Harvard Business School in 1994.

Indemnification Agreement

ENLC has a practice of entering into indemnification agreements (the “Indemnification Agreements”) with each of the Manager’s directors and executive officers (collectively, the “Indemnitees”). In connection with their appointments to the Manager Board, ENLC entered into an Indemnification Agreement with each of the new directors. Under the terms of the Indemnification Agreements, ENLC agreed to indemnify and hold each Indemnitee harmless, subject to certain conditions, from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (each, a “proceeding”), in each case, in which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or other investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that the Indemnitee is or was a director, manager, or officer of ENLC or the Manager, or is or was serving at the request of ENLC or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. ENLC has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to ENLC’s Current Report on Form 8-K dated July 17, 2018, filed with the Securities and Exchange Commission on July 23, 2018, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On December 23, 2020, ENLC issued a press release announcing the appointments and resignations described in Item 5.02 of this Current Report on Form 8-K (this “Current Report”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated December 23, 2020.

104	—	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: December 23, 2020	By:	/s/ Pablo G. Mercado
Pablo G. Mercado
Executive Vice President and Chief Financial Officer